EX-28.h.3.d

EXHIBIT A

to the Expense Limitation Agreement between

NATIONWIDE VARIABLE INSURANCE TRUST

and

NATIONWIDE FUND ADVISORS

Effective May 1, 2007

Amended as of March 9, 2022*†

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT S&P 500 Index Fund	Class I Class II Class IV Class Y	0.21 0.21 0.21 0.21	% % % %	See (1) Below
NVIT Small Cap Index Fund	Class II Class Y	0.28 0.28	% %	See (1) Below
NVIT Mid Cap Index Fund	Class I Class II Class Y	0.30 0.30 0.30	% % %	See (1) Below
NVIT International Index Fund	Class I Class II Class VIII Class Y	0.34 0.34 0.34 0.34	% % % %	See (1) Below
NVIT Bond Index Fund	Class I Class II Class Y	0.29 0.29 0.29	% % %	See (1) Below
NVIT Emerging Markets Fund	Class I Class II Class D Class Y	1.20 1.20 1.20 1.20	% % % %	See (2) Below
NVIT Jacobs Levy Large Cap Growth Fund	Class I Class II	0.66 0.66	% %	See (2) Below

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Allspring Discovery Fund	Class I Class II	0.78 0.78	% %	See (2) Below
NVIT AllianzGI International Growth Fund	Class I Class II	0.88 0.88	% %	See (2) Below
NVIT BNY Mellon Core Plus Bond Fund	Class I Class II Class Y Class P	0.55 0.55 0.55 0.55	% % % %	See (2) Below
NVIT Federated High Income Bond Fund	Class I	0.76%		See (2) Below
NVIT BNY Mellon Sustainable U.S. Equity Fund	Class I Class II Class Y	0.78 0.78 0.78	% % %	See (2) Below
NVIT Blueprint Conservative Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Moderately Conservative Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Balanced Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Moderate Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Capital Appreciation Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Moderately Aggressive Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Aggressive Fund	Class I Class II	0.28 0.28	% %	See (2) Below
NVIT Multi-Manager Mid Cap Value Fund	Class I Class II	0.79 0.79	% %	See (2) Below

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT BNY Mellon Dynamic U.S. Core Fund	Class I Class II Class Y Class P	0.65 0.90 0.50 0.75	% % % %	None
NVIT BNY Mellon Dynamic U.S. Equity Income Fund	Class I Class II Class X Class Y Class Z	0.92 1.09 0.79 0.67 1.04	% % % % %	None
NVIT Columbia Overseas Value Fund	Class I Class II Class X Class Y Class Z	0.87 0.87 0.87 0.87 0.87	% % % % %	See (2) Below
NVIT Investor Destinations Capital Appreciation Fund	Class II Class P Class Z	0.28 0.28 0.28	% % %	See (2) Below
NVIT Investor Destinations Balanced Fund	Class II Class P	0.28 0.28	% %	See (2) Below
NVIT Amundi Multi Sector Bond Fund	Class I	0.78%		See (2) Below
NVIT Multi-Manager Small Cap Growth Fund	Class I Class II	0.94 0.94	% %	See (2) Below
NVIT Blueprint Managed Growth Fund	Class I Class II	0.07 0.07	% %	See (2) Below
NVIT Blueprint Managed Growth & Income Fund	Class I Class II	0.10 0.10	% %	See (2) Below
NVIT Investor Destinations Managed Growth Fund	Class I Class II	0.16 0.16	% %	See (2) Below
NVIT Investor Destinations Managed Growth & Income Fund	Class I Class II	0.15 0.15	% %	See (2) Below
NVIT Managed American Funds Asset Allocation Fund	Class II Class Z	0.23 0.23	% %	See (2) Below

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Managed American Funds Growth-Income Fund	Class II	0.22%		See (2) Below
NVIT BlackRock Equity Dividend Fund	Class I Class II Class IV Class Y	0.65 0.65 0.65 0.65	% % % %	See (2) Below
NVIT DoubleLine Total Return Tactical Fund	Class I Class II Class Y	0.58 0.58 0.58	% % %	See (2) Below
NVIT iShares® Fixed Income ETF Fund	Class II Class Y	0.17 0.17	% %	See (2) Below
NVIT iShares® Global Equity ETF Fund	Class II Class Y	0.17 0.17	% %	See (2) Below
NVIT J.P. Morgan MozaicSM Multi-Asset Fund	Class II Class Y	0.43 0.43	% %	See (2) Below
NVIT J.P. Morgan U.S. Equity Fund	Class II Class Y	0.44 0.44	% %	See (2) Below
NVIT Multi-Manager Small Cap Value Fund	Class I Class II Class IV	0.91 0.91 0.91	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund Jan	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund Feb	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund Mar	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund Apr	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund May	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT S&P 500® 1-Year Buffer Fund June	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund July	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund Aug	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund Sept	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund Oct	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund Nov	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 1-Year Buffer Fund Dec	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 5-Year Buffer Fund Q1	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 5-Year Buffer Fund Q2	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 5-Year Buffer Fund Q3	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT S&P 500® 5-Year Buffer Fund Q4	Class I Class II Class Y	0.49 0.49 0.49	% % %	See (2) Below
NVIT J.P. Morgan Digital Evolution Strategy Fund	Class Y	0.80%		See (2) Below
NVIT J.P. Morgan Innovators Fund	Class Y	0.80%		See (2) Below
NVIT J.P. Morgan Large Cap Growth Fund	Class Y	0.70%		See (2) Below
NVIT J.P. Morgan US Technology Leaders Fund	Class Y	0.80%		See (2) Below

(1)

Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.

(2)

Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, acquired fund fees and expenses, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund’s business.

[1]	non-routine

*	As approved by the Board of Trustees at its meeting held on March 7-9, 2022.

†	Effective through April 30, 2023.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President